NONE OF THE SECURITIES TO WHICH THIS TRANSFER AGREEMENT (THE “AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES 1933 ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of the 3rd day of January, 2008,

BETWEEN:

DAN McFARLAND of 1063 Terra Court, Port Coquitlam, British Columbia V4B 4Z9 and RAKESH CHEHIL of 4198 Angus Drive, Vancouver, British Columbia V6J 4H9

(collectively, the “Vendors”)

AND:

JOHN HINER, of 9443 Axlund Road, Lynden, WA 98264

(the “Purchaser”)

WHEREAS:

A.                          The Vendors are collectively the beneficial owners of 5,000,000 shares of common stock of Onelife Health Products (the “Company”), a company incorporated under the laws of the State of Nevada, registered in the name of the Vendors;

B.                          The Purchaser is familiar with and has access to information regarding the Company similar to information that would be available in a registration statement filed by the Company under the 1933 Act; and

C.                          The Vendors have agreed to sell and the Purchaser has agreed to purchase 4,950,000 shares (the “Shares”) of common stock of the Company owned by the Vendors on the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1.	Purchase and Sale

1.1                         On the basis of the representations and warranties of the parties to this Agreement and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Vendors, and the Vendors agree to sell to the Purchaser, the Shares free and clear of all liens, charges and encumbrances of any kind whatsoever.

1.2                         The purchase price of the Shares is the amount of $20,000 (the "Purchase Price"), payable as follows:

(a)	$10,000 to Dan McFarland for 2,975,000 Shares; and
(b)	$10,000 to Rakesh Chehil for 1,975,000 Shares.

1.3                         The closing of the purchase and sale of the Shares (the "Closing") shall take place on a date (the "Closing Date") mutually agreed to by the parties hereto.

2.	Conditions to Closing and Deliveries by the Parties

2.1                         The Purchaser's obligation to purchase the Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the Purchaser having received written confirmation from the Company’s transfer agent stating that such transfer agent has received all documents necessary to register the transfer of all of the Shares to the Purchaser and to reissue one or more certificates to the Purchaser representing the Shares in the name of the Purchaser. This condition is for the sole benefit of the Purchaser and may be waived by the Purchaser, in whole or in part.

2.2                         At the Closing, the Vendors will deliver or cause to be delivered to the Purchaser certificates representing the Shares registered in the Purchaser's name and transferring to the Purchaser good title to the Shares, free and clear of all liens, charges and encumbrances of any kind whatsoever.

3.	Representations and Warranties

3.1                         The Vendors represent and warrant to the Purchaser (which representations and warranties shall survive the closing of the transactions contemplated in this Agreement), with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale of the Shares as contemplated herein, that:

(a)	the Vendors are the beneficial and registered owner of the Shares free and clear of all liens, charges and encumbrances of any kind whatsoever;
(b)

there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the Vendors or any other person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the Shares or the ownership thereof;

(c)

the Vendors are, or have been during the past ninety (90) days, an officer, director, 10% or greater shareholder or “affiliate” of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

(d)

the Vendors have the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser;

(e)

this Agreement and all other documents required to be executed and delivered by the Vendors have been duly, or will when executed and delivered be duly, executed and delivered by the Vendors, and constitute the legal, valid and binding obligations of the Vendors, enforceable against the Vendors in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, specific performance, injunctive relief and other equitable remedies;

(f)	no person, firm, corporation or entity of any kind has or will have on or after the Closing Date any agreement, right or option of any kind whatsoever to acquire any of the Shares;
(g)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Vendors or of any agreement, written or oral, to which the Vendors may be a party or by which the Vendors are or may be bound;

(h)	the Vendors acquired the Shares in a transaction exempt from the registration requirements of the 1933 Act;
(i)	the Vendors are not an "underwriter" (as such term is defined in Section 2(11) of the 1933 Act) of any securities of the Company; and
(j)

the Vendors have not taken any action which would impose any obligation or liability to any person for finder’s fees, agent’s commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.2                         The Purchaser represents and warrants to the Vendors (which representations and warranties shall survive the closing of the transactions contemplated in this Agreement), with the intent that the Vendors will rely thereon in entering into this Agreement and in concluding the purchase and sale of the Shares as contemplated herein, that:

(a)	the Purchaser has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement;
(b)

this Agreement and all other documents required to be executed and delivered by the Purchaser have been duly, or will when executed and delivered be duly, executed and delivered by the Purchaser, and constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, specific performance, injunctive relief and other equitable remedies;

(c)

the Purchaser understands and agrees that offers and sales of any of the Shares prior to the expiration of a period of one year after the date of completion of the transfer of the Shares (the “Restricted Period”) as contemplated in this Agreement shall only be made in compliance with the safe harbour provisions set forth in Regulation S, or pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom;

(d)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(e)

the Purchaser is not an "underwriter" (as such term is defined in Section 2(11) of the 1933 Act) of any securities of the Company, and the Purchaser is neither an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act) of the Company, nor a member of any group of stockholders of the Company that, collectively, would be considered an affiliate of the Company;

(f)

the Purchaser has not taken any action which would impose any obligation or liability to any person for finder’s fees, agent’s commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(g)	the sale of the Shares to the Purchaser as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Purchaser;
(h)

the Purchaser understands and agrees that none of the Shares have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(i)

the Purchaser has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Vendors will not be responsible in any way whatsoever for the Purchaser's decision to invest in the Shares and the Company;

(j)	the Purchaser has had access to all of the books and records of the Company and accordingly agrees that it is familiar with and has access to information regarding the Company similar to information that would be available in a registration statement filed by the Company under the 1933 Act;

(k)

the Purchaser is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(l)	the Purchaser:
(i)	has adequate net worth and means of providing for its current financial needs and possible personal contingencies;
(ii)	has no need for liquidity in this investment; and
(iii)	is able to bear the economic risks of an investment in the Shares for an indefinite period of time;
(m)	the Purchaser understands and agrees that the Shares are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act; and
(n)

the Purchaser is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

4.	Legending and Registration of Subject Shares

4.1                         The Purchaser hereby acknowledges that a legend may be placed on the certificates representing the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

4.2                         The Purchaser hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

5.	Termination

5.1                         This Agreement may be terminated at any time prior to the Closing by the mutual consent of the Purchaser and the Vendors.

5.2                         In the event of the termination of this Agreement, this Agreement shall terminate and the parties shall have no liabilities or obligations to each other hereunder; provided that nothing contained herein shall relieve any party of liability for fraud or willful breach of this Agreement.

6.	Further Assurances

6.1                         The parties to this Agreement hereby agree to execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

7.	Governing Law

7.1                         This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable herein.

8.	Survival

8.1                         This Agreement, including without limitation the representations and warranties contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares as contemplated herein.

9.	Assignment
9.1	This Agreement is not transferable or assignable.
10.	Electronic Means

10.1                      Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

11.	Severability

11.1                      The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

12.	Entire Agreement

12.1                      Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law.

13.	Notices

13.1                      Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered, sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy or sent by prepaid registered mail, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic communication will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting, but if at the time of posting or between the time of posting and the fifth business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

14.	Counterparts

14.1                      This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

15.	Currency

15.1                      Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above mentioned.

VENDORS:

SIGNED, SEALED and DELIVERED by DAN McFARLAND in the presence of: /s/ Signed Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Dan McFarland DAN McFARLAND

SIGNED, SEALED and DELIVERED by RAKESH CHEHIL in the presence of: /s/ Signed Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Rakesh Chehil RAKESH CHEHIL

PURCHASER:

SIGNED, SEALED and DELIVERED by JOHN HINER in the presence of: /s/ Signed Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Hiner JOHN HINER

CW1577578.1